Exhibit No. 16.1

[Letterhead of Porter Keadle Moore, LLP]

June 20, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

         Re:      Tanner's Restaurant Group, Inc.
                  File No. 33-95796

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Tanner's Restaurant Group, Inc. dated June 16, 2000, and agree with the statements contained therein.

Yours truly,

/s/ Porter Keadle Moore, LLP
----------------------------

PORTER KEADLE MOORE, LLP

Atlanta, Georgia